Exhibit 99.1

News Release

T1 Energy Reports Third Quarter 2025 Results

Austin, TX and New York, NY, November 14, 2025, T1 Energy Inc. (NYSE: TE) (“T1,” “T1 Energy,” or the “Company”) today reported financial and operating results for the third quarter 2025 and will hold a conference call today at 8 am EST.

Headlines

▪	Meaningful ramp in G1_Dallas production, sales, and EBITDA expected in Q4 2025. T1 expects that module sales in the fourth quarter will exceed the total sales during the first three quarters of 2025. In Q4 2025, G1_Dallas production is expected to achieve a 4.5 GW annualized run rate, more than twice the rate averaged in the first three quarters of 2025. This increased activity underpins unchanged 2025 EBITDA guidance of $25 - $50 million.

▪	T1 received $50 million from Encompass Capital Advisors LLC (“Encompass”). The Company entered into an Amended and Restated Stock Purchase Agreement with Encompass, and in partial consideration for the cancellation of all the outstanding shares of the Series A preferred stock, which were previously issued for $50 million, Encompass purchased (i) 21.5 million shares of the Company’s common stock, and (ii) 1.6 million shares of the Company’s Series B preferred stock through a registered direct offering. Additionally, as part of this offering, T1 received $50 million from Encompass in exchange for the issuance of the Company’s Series B-1 preferred stock. This agreement amended and restated the previous Preferred Stock Purchase Agreement with Encompass.

▪	G2_Austin progressing towards expected start of construction in Q4 2025. T1’s development team and contractors have been advancing detailed design and engineering of its planned state-of-the-art U.S. solar cell fab in Rockdale, Texas. An extended 30% design package was completed in September which encompasses early procurement packages for long lead time equipment and materials, early construction packages for mobilization, civil works, and structural steel as well as design specifications for major scope areas including the cleanroom, electrical and mechanical equipment, and process equipment for utility distribution. T1 expects to achieve the 60% engineering completion milestone for the two-phase development plan in November ahead of the expected start of construction in Q4 2025. This timeline is driven by customer demand for domestic cells in order to maximize PTC realizations.

T1 Energy Inc.	News Release

“The T1 team continued to advance our mission to build an integrated U.S. polysilicon solar supply chain in the third quarter,” commented Dan Barcelo, T1’s Chief Executive Officer and Chairman of the Board. “With the expected start of construction at G2_Austin and our continued progress on commercial discussions, capital formation, and policy compliance initiatives, we are positioning T1 as a domestic content leader with an expanding network of U.S. partners committed to powering America.”

Highlights of Third Quarter 2025 and Subsequent Events

▪	Nextpower and T1 sign multi-year U.S. frame supply agreement. In October, Nextpower (NASDAQ: NXT) and T1 announced a strategic framework agreement to use Nextpower’s patented steel module frame technology for G1_Dallas modules. The agreement advances T1’s mission to establish an integrated U.S. solar supply chain and is expected to accelerate the industry’s transition away from imported aluminum frames towards made-in-the-USA frames using locally manufactured specialty steel.

▪	T1 makes strategic investment in Talon. In October, T1 announced that the Company had entered into a Simple Agreement for Future Equity (“SAFE”) to acquire a minority equity stake in Talon PV LLC, which is developing a 4.8 GW solar cell fab in Baytown, Texas. Independent of the Talon investment, T1 is advancing its own solar cell fab, the 5 GW G2_Austin project in Rockdale, Texas. The first phase is expected to come online in the fourth quarter of 2026. Both Texas-based companies plan to utilize advanced manufacturing to produce the most globally advanced commercially available TOPCon solar cells in the U.S.

▪	T1 advances G2_Austin development with capital formation progress. Proceeds from T1’s $72 million registered direct equity offering coupled with a $50 million registered direct convertible preferred offering have positioned T1 to move forward with plans to start construction of its G2_Austin U.S. solar cell fab in Q4 2025. The offerings closed in October, providing T1 with a meaningful portion of the capital required to finance the first 2.1 GW phase of G2_Austin, with the remainder expected to be comprised of debt and anticipated customer offtake deposits.

Business Update and Guidance

▪	Commercial discussions for G2_Austin offtake contracts progressing. T1 is in advanced negotiations with multiple potential offtake customers for G1_Dallas modules made with G2_Austin cells for deliveries starting in 2027. The Company expects to sign at least one contract before year-end 2025, which is consistent with timelines of T1’s ongoing G2_Austin capital formation initiatives.

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▪	Maintaining 2025 EBITDA guidance range of $25 - $50 million. In Q4 2025, T1 expects a significant increase in sales related to the highest expected production year-to-date at G1_Dallas, as well as sales of module inventory to retain Section 45X credits prior to year-end policy changes. T1 expects to finish 2025 with limited finished goods inventory in advance of new supply chain regulations.

▪	Summary of G2_Austin phased development plan and G2 Phase 1 EBITDA guidance. As mentioned in T1’s Q3 2025 preliminary earnings release on October 22nd, the company has decided to develop its planned G2_Austin U.S. PV solar cell manufacturing facility in two phases. Each phase is a standalone development with limited shared infrastructure; T1 is positioned to flex capacity to develop up to three phases potentially totaling as many as 8 GW on T1’s existing leasehold. The rationale behind the phased development approach is to match planned capacity with long-term offtake contracts, advance capital formation initiatives, and start production in Q4 2026 to address robust customer demand. Following the initial completion of detailed project engineering, the first phase of G2_Austin is expected to total 2.1 GW of annual production capacity with an estimated capital expenditure of $400 - $425 million. The estimated annual run-rate EBITDA with G1_Dallas operating at 5 GW capacity and the first 2.1 GW phase of G2_Austin fully online is $375 - $450 million. T1 expects to start G2 Phase 1 construction in Q4 2025 with planned start of production in Q4 2026.

▪	Section 232 and U.S. policy summary. T1 supports the U.S. Commerce Department investigation under Section 232 into the use of foreign-sourced polysilicon and polysilicon derivatives. T1 Energy’s contract to purchase hyper-pure, U.S.-origin polysilicon would likely be advantaged by any potential tariffs or import restrictions that result from this case. In addition, T1 continues to advance its near-term priority of ensuring eligibility for section 45X tax credits in 2026 and beyond. The Company continues to make progress and expects to be compliant by year-end.

▪	Offtake contract negotiation. T1 is involved in a potential dispute with one of its long-term supply offtake customers that reduced expected sales volumes in Q3 2025. The Company expects that the deferred third quarter sales volumes under this contract will be recognized in the fourth quarter of 2025. While T1 continues to negotiate with the counterparty to achieve a resolution, the Company believes it has a strong position under the contract and will evaluate all options. As a result of the potential dispute, T1 is recording a non-cash impairment to intangible assets of $53.2 million.

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▪	T1 is advancing European portfolio optimization initiatives. The Company continues to execute workstreams and discussions to generate value for shareholders from assets in the Company’s discontinued operations and will provide updates in accordance with progress.

Q3 2025 Results Overview

▪	T1 Energy reported a net loss attributable to common stockholders for the third quarter of 2025 of $140.8 million, or $0.87 per share compared to a net loss of $27.5 million, or $0.20 per share for the third quarter of 2024. Net loss from continuing operations was $127.6 million, or $0.85 per share for the third quarter of 2025 compared to $14.2 million, or $0.10 per share for the third quarter of 2024. Net loss from discontinued operations was $3.0 million, or $0.02 per share for the third quarter of 2025 compared to $13.4 million, or $0.10 per share for the third quarter of 2024.

▪	As of September 30, 2025, T1 had cash, cash equivalents, and restricted cash of $86.7 million, of which $34.1 million was unrestricted cash. In addition, T1 has accrued $93.1 million of Section 45X credits as of September 30, 2025, that the Company expects to monetize.

About T1 Energy

T1 Energy Inc. (NYSE: TE) is an energy solutions provider building an integrated U.S. supply chain for solar and batteries. In December 2024, T1 completed a transformative transaction, positioning the Company as one of the leading solar manufacturing companies in the U.S., with a complementary solar and battery storage strategy. Based in the U.S. with plans to expand its operations in America, the Company is also exploring value optimization opportunities across its portfolio of assets in Europe.

To learn more about T1, please visit www.T1energy.com and follow on social media.

Investor contact:

Jeffrey Spittel

EVP, Investor Relations and Corporate Development

jeffrey.spittel@T1energy.com

Tel: +1 409 599-5706

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Media contact:

Russell Gold

EVP, Strategic Communications
russell.gold@T1energy.com

Tel: +1 214 616-9715

Cautionary Statement Concerning Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation with respect to the Company’s financial and operational performance and profitability including its EBITDA guidance; the production volume at G1_Dallas; the G2_Austin phased development plan and associated G2 Phase 1 EBITDA guidance; the expected plans, timing and benefits of such development plans; T1’s ability to position itself as a domestic content leader with an expanding network of U.S. partners committed to powering America; the expected benefits of the agreements with Nextpower and Talon PV LLC, respectively, and timing of such benefits; any future strategic relationships; the expectation to bring G2_Austin online in Q4 2026; the Company’s plan to utilize advanced manufacturing to produce the most globally advanced commercially available TOPCon solar cells in the U.S.; the Company’s ability to advance its European portfolio Optimization initiatives; the result of commercial discussions for G2_Austin offtake contracts and the expectation that it will sign at least one offtake contract before year-end 2025; the expected first phase of G2_Austin annual production capacity of 2.1GW total, with an estimated capital expenditure of $400 - $425 million, the estimated annual run-rate EBITDA from G1_Dallas operating at 5 GW capacity with the first 2.1 GW phase of G2_Austin fully online being $375 - $450 million, the expected timeframe for construction and start of production at G2; the potential to develop up to three phases potentially totaling as many as 8GW on T1’s existing leasehold; the impact of policy and regulatory developments, including Section 232 investigations, on T1’s financial results and results of operations; the Company’s planned or expected capital formation activities and their success; the Company’s activities towards eligibility for section 45X tax credits in 2026 and beyond, and timeframe for expected compliance; the ability to meet the financial and operational guidance, and any outcomes or timeline for outcomes on the potential dispute with an offtake customer; and the Company’s ability to satisfy the requirements of the Public Law 119-21 (commonly known as the One Big Beautiful Bill Act) as enacted on July 4, 2025 within the given deadlines thereunder. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual future events, results, or achievements to be materially different from the Company’s expectations and projections expressed or implied by the forward-looking statements. Important factors include, but are not limited to, those discussed under the caption “Risk Factors” in (i) T1’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2025, as amended and supplemented by Amendment No. 1 on Form 10-K/A filed with the SEC on April 30, 2025, (ii) T1’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 filed with the SEC on May 15, 2025, as amended and supplemented by Amendment No. 1 on Form 10-Q/A filed with the SEC on August 18, 2025, (iii) T1’s Quarterly Report on Form 10-Q for the period ended June 30, 2025, filed with the SEC on August 19, 2025, (iv) T1’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed with the SEC on January 4, 2024, (v) T1’s Registration Statement on Form S-4 filed with the SEC on September 8, 2023 and subsequent amendments thereto filed on October 13, 2023, October 19, 2023 and October 31, 2023, and (vi) T1’s Registration Statement on Form S-3 filed with the SEC on September 23, 2025, and available on the SEC’s website at www.sec.gov. Forward-looking statements speak only as of the date of this press release and are based on information available to the Company as of the date of this press release, and the Company assumes no obligation to update such forward-looking statements, all of which are expressly qualified by the statements in this section, whether as a result of new information, future events or otherwise, except as required by law.

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T1 intends to use its website as a channel of distribution to disclose information which may be of interest or material to investors and to communicate with investors and the public. Such disclosures will be included on T1’s website in the ‘Investor Relations’ section. T1, and its CEO and Chairman of the Board, Daniel Barcelo, also intend to use certain social media channels, including, but not limited to, X, LinkedIn and Instagram, as means of communicating with the public and investors about T1, its progress, products, and other matters. While not all the information that T1 or Daniel Barcelo post to their respective digital platforms may be deemed to be of a material nature, some information may be. As a result, T1 encourages investors and others interested to review the information that it and Daniel Barcelo posts and to monitor such portions of T1’s website and social media channels on a regular basis, in addition to following T1’s press releases, SEC filings, and public conference calls and webcasts. The contents of T1’s website and its and Daniel Barcelo’s social media channels shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

T1 intends to use its website as a channel of distribution to disclose information which may be of interest or material to investors and to communicate with investors and the public. Such disclosures will be included on T1’s website in the ‘Investor Relations’ section. T1 also intends to use certain social media channels, including, but not limited to, X and LinkedIn, as means of communicating with the public and investors about T1, its progress, products, and other matters. While not all the information that T1 posts to its digital platforms may be deemed to be of a material nature, some information may be. As a result, T1 encourages investors and others interested to review the information that it posts and to monitor such portions of T1’s website and social media channels on a regular basis, in addition to following T1’s press releases, SEC filings, and public conference calls and webcasts. The contents of T1’s website and other social media channels shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

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T1 ENERGY INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$34,146	$72,641
Restricted cash	45,398	4,004
Accounts receivable trade, net	11,863	—
Accounts receivable trade, net - related parties	67,033	—
Government grants receivable, net	93,065	687
Inventory	251,958	274,549
Advances to suppliers	139,996	164,811
Other current assets	204	1,569
Current assets of discontinued operations	51,574	64,909
Total current assets	695,237	583,170
Restricted cash	7,190	—
Property and equipment, net	289,761	285,187
Goodwill	60,923	74,527
Intangible assets, net	191,924	281,881
Right-of-use asset under operating leases	150,969	111,081
Total assets	$1,396,004	$1,335,846
LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY
Current liabilities:
Accounts payable	$69,140	$61,708
Accrued liabilities and other	31,145	91,346
Deferred revenue	77,369	48,155
Derivative liabilities	—	14,905
Current portion of long-term debt	46,096	42,867
Current portion of long-term debt - related party	74,000	51,500
Accounts payable and accrued liabilities - related parties	277,482	52,534
Current liabilities of discontinued operations	40,415	51,009
Total current liabilities	615,647	414,024
Long-term deferred revenue	28,000	32,000
Convertible note - related party	47,338	80,698
Operating lease liability	141,482	101,787
Long-term debt	152,876	188,316
Long-term debt - related party	227,016	238,896
Deferred tax liability	1,828	21,227
Other long-term liabilities	26,159	21,761
Total liabilities	1,240,346	1,098,709
Commitments and contingencies
Redeemable preferred stock
Convertible series A preferred stock, $0.01 par value, 5,000 issued and outstanding as of both September 30, 2025 and December 31, 2024 (includes accrued dividends of $2,323 as of September 30, 2025 and accrued dividends and accretion of $87 as of December 31, 2024.	58,753	48,375
Equity:
Common stock, $0.01 par value, 168,626 issued and outstanding as of September 30, 2025 and 155,928 issued and outstanding as of December 31, 2024	1,686	1,559
Additional paid-in capital	1,014,970	971,416
Accumulated other comprehensive loss	(15,806)	(58,975)
Accumulated deficit	(903,945)	(725,238)
Total equity	96,905	188,762
Total liabilities, redeemable preferred stock and equity	$1,396,004	$1,335,846

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T1 ENERGY INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net sales	$90,385	$—	156,850	—
Net sales - related party	120,137	—	239,891	—
Total net sales	210,522	—	396,741	—
Cost of sales	189,374	—	325,051	—
Gross profit	21,148	—	71,690	—
Operating expenses:
Selling, general and administrative	62,663	17,397	166,027	46,085
Impairment of intangible assets	53,208	—	53,208	—
Total operating expenses	115,871	17,397	219,235	46,085
Operating loss from continuing operations	(94,723)	(17,397)	(147,545)	(46,085)
Other (expense) income:
Warrant liability fair value adjustment	1,521	1,096	2,868	1,294
Derivative liabilities fair value adjustment	(30,868)	—	(4,591)	—
Loss on settlement of warrant liability	(5,836)	—	(5,836)	—
Interest (expense) income, net	(9,395)	1,074	(27,293)	3,627
Foreign currency transaction (loss) gain	2	(18)	(42)	556
Other (expense) income, net	(377)	1,066	(1,712)	4,788
Total other (expense) income	(44,953)	3,218	(36,606)	10,265
Loss from continuing operations before income taxes	(139,676)	(14,179)	(184,151)	(35,820)
Income tax benefit (expense)	12,083	—	20,575	(11)
Net loss from continuing operations	(127,593)	(14,179)	(163,576)	(35,831)
Net loss from discontinued operations, net of tax	(2,966)	(13,377)	(15,131)	(47,576)
Net loss	(130,559)	(27,556)	(178,707)	(83,407)
Net loss attributable to non-controlling interests	—	81	—	402
Preferred stock dividends and accretion	(819)	—	(2,601)	—
Preferred stock deemed dividend	(7,777)	—	(7,777)	—
Tranche right deemed dividend	(1,667)	—	(1,667)	—
Net loss attributable to common stockholders	$(140,822)	$(27,475)	$(190,752)	$(83,005)

Weighted average shares outstanding:
Weighted average shares of common stock outstanding - basic and diluted	160,977	140,490	157,622	140,102

Net loss per share attributable to common stockholders:
Net loss per share from continuing operations - basic and diluted	$(0.85)	$(0.10)	$(1.11)	$(0.25)
Net loss per share from discontinued operations - basic and diluted	(0.02)	(0.10)	(0.10)	(0.34)
Net loss per share - basic and diluted	$(0.87)	$(0.20)	$(1.21)	$(0.59)

Other comprehensive loss:
Net loss	$(130,559)	$(27,556)	$(178,707)	$(83,407)
Foreign currency translation adjustments	3,622	5,973	43,169	(15,209)
Total comprehensive loss	(126,937)	(21,583)	(135,538)	(98,616)
Comprehensive loss attributable to non-controlling interests	—	81	—	402
Preferred stock dividends and accretion	(819)	—	(2,601)	—
Preferred stock deemed dividend	(7,777)	—	(7,777)	—
Tranche right deemed dividend	(1,667)	—	(1,667)	—
Comprehensive loss attributable to common stockholders	$(137,200)	$(21,502)	$(147,583)	$(98,214)

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T1 ENERGY INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine months ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(178,707)	$(83,407)
Adjustments to reconcile net loss to cash used in operating activities:
Share-based compensation expense	7,103	6,449
Depreciation and amortization	68,630	7,028
Impairment of intangible assets	53,208	—
Change in fair value of derivative liabilities	4,591	—
Loss on settlement of warrant liability	5,836	—
Gain on sale of property and equipment	(5,675)	—
Accretion of discount on long-term debt	12,322	—
Reduction in the carrying amount of right-of-use assets	5,025	1,282
Warrant liability fair value adjustment	(2,868)	(1,294)
Deferred income taxes	(19,399)	—
Share of net loss of equity method investee	425	484
Foreign currency transaction net unrealized loss (gain)	257	(1,075)
Write-down of held for sale assets	3,793	—
Other	1,674	—
Changes in assets and liabilities:
Accounts receivable trade	(78,896)	—
Government grants receivable	(92,378)	—
Inventory	22,591	—
Advances to suppliers and other current assets	25,107	13
Accounts payable, accrued liabilities and other	194,622	(2,055)
Deferred Revenue	25,214	—
Net cash (used in) provided by operating activities	52,475	(72,575)
Cash flows from investing activities:
Proceeds from the return of property and equipment deposits	1,202	22,735
Purchases of property and equipment	(60,817)	(34,683)
Proceeds from the sale of property and equipment	50,000	—
Net cash used in investing activities	(9,615)	(11,948)
Cash flows from financing activities:
Repayment of debt	(29,794)	—
Debt fees paid	(3,760)	—
Payment for non-controlling interest	—	(4,130)
Net cash used in financing activities	(33,554)	(4,130)
Effect of changes in foreign exchange rates on cash, cash equivalents, and restricted cash	783	(3,036)
Net increase (decrease) in cash, cash equivalents, and restricted cash	10,089	(91,689)
Cash, cash equivalents, and restricted cash at beginning of period	76,645	275,742
Cash, cash equivalents, and restricted cash at end of period	$86,734	$184,053
Reconciliation to condensed consolidated balance sheets:
Cash and cash equivalents	$34,146	$181,851
Restricted cash	52,588	2,202
Cash, cash equivalents, and restricted cash	$86,734	$184,053

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T1 ENERGY INC.

RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS

(In thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net loss	$(130,559)	$(27,556)	$(178,707)	$(83,407)
Net loss from discontinued operations, net of tax	(2,966)	(13,377)	(15,131)	(47,576)
Net loss from continuing operations	(127,593)	(14,179)	(163,576)	(35,831)
Adjustments to decrease (increase) net loss from continuing operations
Interest expense (income), net	$9,395	$(1,074)	$27,293	$(3,627)
Income tax expense (benefit)	(12,083)	—	(20,575)	11
Depreciation and amortization	25,032	2,450	68,630	7,028
Impairment of intangible assets	53,208	—	53,208	—
Warrant liability fair value adjustment	(1,521)	(1,096)	(2,868)	(1,294)
Derivative liabilities fair value adjustment	30,868	—	4,591	—
Loss on settlement of warrant liability	5,836	—	5,836	—
Other (income) expense, net	377	(1,066)	1,712	(4,788)
Share-based compensation expense	1,883	1,405	7,103	6,449
Adjusted EBITDA	$(14,598)	$(13,560)	$(18,646)	$(32,052)

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